Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) dated as of the 30th day of December, 2020 amends the Employment Agreement, dated December 31, 2018, as amended on July 5, 2019 (the “Agreement”), by and between Elys Game Technology, Corp., f/k/a Newgioco Group, Inc. (the “Company”), and Michele Ciavarella (“Executive”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the Company and the Executive desire to amend the Agreement as set forth below.

NOW THEREFORE, for the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement, effective as of January 1, 2021, as follows:

1. Employment Term. Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The term of this Agreement and Executive’s employment hereunder will commence on September 13, 2018 (the “Commencement Date”) and will terminate on December 31, 2024 (the “Employment Term”), unless sooner terminated in accordance with Section 2.7; provided however, that commencing on the first day after the expiration of the Employment Term and on each anniversary of such date thereafter, Executive’s employment hereunder will automatically be extended for successive one-year periods unless either party gives written notice to the other, not less than 60 calendar days prior to the otherwise scheduled Termination Date, that such party does not want Executive’s term of employment so to extend. A non-renewal notice by the Company pursuant to this Section 2.1 shall be deemed to be a termination without Cause by the Company for purposes of this Agreement as of the end of the then period. A non-renewal notice by the Executive pursuant to this Section 2.1 shall be deemed to be a resignation by the Executive without Good Reason as of the end of the then period. The date on which this Agreement terminates pursuant to this Section 2.1 or Section 2.7 is referred to herein as the “Termination Date.”

2. Executive Chairman Appointment. The first sentence of Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Executive will be employed by the Company as Executive Chairman and will report directly to the Board.”

3. Base Salary Adjustment. Section 2.4(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The Executive’s Base Salary shall be at the rate of US$500,000 per annum; provided, however, that in lieu of cash, and to the extent shares are then available for grant under the Company’s 2018 Equity Incentive Plan, as amended (the “Plan”), the Executive shall be entitled to elect to receive, as of the first business day in January of each year of the Employment Term, up to fifty percent (50%) of his Base Salary as a restricted stock grant of shares of the Company’s common stock under the Plan, vesting monthly over a 12-month period; provided, further, that Executive does hereby elect to receive as of January 4, 2021, in lieu of $140,000 of his Base Salary payable to him in respect of calendar year ending December 31, 2021, a restricted stock grant under the Plan, vesting monthly over a 12-month period, for such number of shares of the Company’s common stock as has a fair market value on the date of grant of $140,000, as determined under the Plan.”

4. Definitions. The proviso set forth in Section 1(v)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“provided, however, that a Good Reason event shall not be deemed to have occurred if, the Company ceases to be a publicly-traded company, based on Executive’s duties changing from those of a public company Executive Chairman to those of a private company Executive Chairman;”

5. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

7. Choice of Law. This Amendment shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to its conflict of laws principles.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

Company:

ELYS GAME TECHNOLOGY CORP.

(f/k/a Newgioco Group, Inc.)

By:  _/s/ Mark Korb_______

Name: Mark Korb

Title: Chief Financial Officer

Executive:

_/s/ Michele Ciavarella____

MICHELE CIAVARELLA